Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V94425-P48898 ARCUS BIOSCIENCES, INC. 3928 POINT EDEN WAY HAYWARD, CA 94545 ARCUS BIOSCIENCES, INC. 2026 Annual Meeting Vote by June 10, 2026 11:59 PM ET You invested in ARCUS BIOSCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 11, 2026. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 28, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 11, 2026 8:30 AM PDT Virtually at: www.virtualshareholdermeeting.com/RCUS2026

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V94426-P48898 THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail, and we encourage you to access and review the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors. Nominees: 1a. Dietmar Berger, M.D., Ph.D. For 1b. David Lacey, M.D. For 1c. Nicole Lambert For 1d. Johanna Mercier For 2. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Arcus Biosciences for its fiscal year ending December 31, 2026. For 3. To approve, on an advisory basis, the compensation of Arcus Biosciences’ named executive officers, as disclosed in the Proxy Statement. For